UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2015

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2015, American Midstream Delta House, LLC (“AMID Delta House”), a newly-formed, wholly-owned subsidiary of American Midstream Partners, LP (“AMID” or the “Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and between AMID Delta House and Toga Offshore, LLC (“Toga”), an affiliate of ArcLight Capital Partners, LLC (“ArcLight”). Pursuant to the Purchase Agreement, Toga agreed to sell to AMID Delta House a 26.33% interest in a Delaware limited liability company that will be created prior to consummation of the transaction (“Newco”), for $162 million. Newco will own (i) approximately 49% of the limited liability company interests of Delta House FPS LLC and (ii) approximately 49% of the limited liability company interests of Delta House Oil & Gas Lateral LLC, which respectively own the Delta House floating production system and related pipeline infrastructure (which are referred to in this report, collectively, as “Delta House”). The proposed acquisition by AMID of the Newco equity interest from ArcLight is referred to in this report as the “Delta House Transaction.”
Delta House is a floating production system platform with associated oil and gas export pipelines, located in the Mississippi Canyon region of the deepwater Gulf of Mexico, with nameplate processing capacity of 80,000 barrels of oil per day (Bbl/d) and 200 million cubic feet of gas per day (MMcf/d), and peak processing capacity of 100,000 Bbl/d of oil and 240 MMcf/d of gas. Cash flows for Delta House are supported by a 100% fee-based tariff structure with ship-or-pay components. The tiered fee structure of Delta House incentivizes front-end loaded volumes from producer customers, with production supported by tolling agreements with various producers. Delta House was developed by ArcLight and LLOG Exploration, a leading private deepwater exploration company in the Gulf of Mexico, as well as a consortium of exploration companies and other investors, and commenced operations in April 2015. LLOG Exploration operates Delta House.

The closing of the Delta House Transaction is subject to satisfaction of certain conditions, including, among others: (i) the accuracy of representations and warranties of, and compliance with covenants by, the other party; (ii) continued approval by the conflicts committee, a committee of independent members of the Partnership’s general partner’s Board of Directors (the “Conflicts Committee”) and by the Partnership’s general partner’s Board of Directors (the “Partnership GP Board”), and (iii) initial and continued approval by the board of advisors of ArcLight Energy Partners Fund IV, LP. AMID Delta House and Toga have agreed to a form of limited liability company agreement of Newco (the "Newco LLC Agreement"), which will be executed and delivered at the closing of the Delta House Transaction.

AMID Delta House and Toga have made customary representations, warranties and covenants in the Purchase Agreement, including, among other things, covenants with respect to conduct of businesses during the interim period between the execution of the Purchase Agreement and consummation of the Delta House Transaction.

The Purchase Agreement contains certain termination rights for both AMID Delta House and Toga including, but not limited to, the right to terminate the Purchase Agreement in the event that (i) the Delta House Transaction has not been consummated on or prior to December 31, 2015 (subject to extensions by mutual agreement of the parties); or (ii) the other party materially breaches its covenants or other obligations under the Purchase Agreement, and such breach is not cured within 30 days of notice.

In connection with the Delta House Transaction, Toga will indemnify AMID Delta House for damages resulting from any breach of Toga’s representations and warranties set forth in the Purchase Agreement. Additionally, AMID Delta House will indemnify Toga and its affiliates for damages resulting from, among other things, any breach of AMID Delta House’s representations and warranties set forth in the Purchase Agreement.

Arclight is an affiliate of High Point Infrastructure Partners, LLC, which owns a 95% interest in American Midstream GP, LLC, our general partner (the “GP”). Accordingly, the Partnership GP Board authorized the Conflicts Committee to review and evaluate the Delta House Transaction for the purpose of determining whether to grant its Special Approval of the Delta House Transaction as contemplated in the Partnership’s partnership agreement. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the terms of the Delta House Transaction and the Purchase Agreement, and based its decision in part on an opinion from its independent financial advisor that, as of the date of the Purchase Agreement, the consideration to be paid by the Partnership pursuant to the Purchase Agreement is fair, from a financial point of view, to the Partnership’s common unitholders, other than any Delta House Transaction counterparty and its affiliates, including Arclight. The Conflicts Committee unanimously granted its Special Approval of the Delta House Transaction. There can be no assurance that the Delta House Transaction will be completed on the terms described or at all.

The description of the Purchase Agreement contained in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Purchase Agreement has been included as an exhibit hereto solely to provide unitholders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Partnership, Toga or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties; (ii) may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement by the parties rather than establishing matters as facts; and (iii) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Unitholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Partnership, Toga or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2015, the GP entered into an amendment to its Second Amended and Restated Limited Liability Company Agreement (the “GP Operating Agreement”). The amendment to the GP Operating Agreement provides that the Board of Directors of the GP may delegate various responsibilities of the board to management of the GP.

The description of the GP Operating Agreement in this Item 5.03 is qualified in its entirety by reference to the full text of the amendment to the GP Operating Agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On August 10, 2015, AMID issued a press release announcing the proposed Delta House Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

AMID is filing the following additional information for the purpose of updating various aspects of its risk factors contained in its other filings with the Securities Exchange Commission.

We may not consummate the proposed Delta House Transaction as anticipated or at all.
Although we expect to close the Delta House Transaction in the second half of 2015, we may not be able to obtain financing to pay the cash purchase price on acceptable terms or at all. At the market price of our common units prior to announcement of the Delta House Transaction, we do not anticipate accessing the public equity markets as part of the financing for the Delta House Transaction. As a result, unless the market price of our common units significantly increases from the levels prior to announcement of the Delta House Transaction, we will likely need to obtain equity financing for the major portion of the purchase price through alternative sources. Also, our ability to borrow additional amounts under our credit facility at our current leverage ratio is limited by the financial covenants under our credit facility. For more information about our current liquidity and leverage position, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 as filed on August 10, 2015. Other than the currently available borrowing capacity under our credit facility, we have no commitments in place from our lenders or any equity financing sources to obtain financing for the Delta House Transaction, and we cannot assure you that we will be able to obtain such commitments on acceptable terms or at all. In addition, we must obtain an amendment under our credit facility with the consent of our lenders in order to allow us to consummate the Delta House Transaction, regardless of how we intend to finance the transaction.
In addition to obtaining financing and lender consent as described above, the closing of the Delta House Transaction is subject to various closing conditions, the most significant of which include the initial and continuing approval of the board of advisors of ArcLight Energy Partners Fund IV, LP and the continuing approval of the Conflicts Committee and the Partnership

GP Board. Such approvals could be amended, repealed, revoked or rescinded at any time and for any reason, including for a failure to obtain financing.
As a result these and other factors, there can be no assurance that the Delta House Transaction will be completed on the anticipated terms or at all.
If we do not consummate the Delta House Transaction, our ability to maintain or increase our anticipated quarterly cash distributions over time may be adversely affected, and our current liquidity and leverage position may deteriorate and have an adverse effect on our ability to fund our ongoing operations.
We anticipate generating substantial incremental EBITDA and distributable cash flow as a result of the Delta House Transaction. If we do not consummate the Delta House Transaction, our distribution coverage ratio may decrease and may fall below 1.0x in future quarters, which would adversely affect our ability to maintain our current quarterly cash distribution level or to increase our quarterly cash distributions over time. In addition, our leverage ratio and ability to make additional borrowings to fund our operating and working capital needs may deteriorate, which could have a material adverse effect on our liquidity and financial position. For more information about our current liquidity and leverage position, please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 as filed on August 10, 2015.
We will have no control over the entities that own and operate Delta House.
If we consummate the Delta House Transaction, we will own a minority interest in Newco, which in turn owns a minority interest in Delta House FPS LLC and Delta House Oil & Gas Lateral LLC. Pursuant to the Newco LLC Agreement, we would have no management control or authority over the day-to-day operations, capital calls, expenditures, expansions or any other decision with regard to Delta House and its related infrastructure. We may be required to make significant capital contributions to Delta House, or risk dilution of our investment. In the event Delta House does not perform to expectations, we will have no ability to make changes in operations.
Any acquisitions we complete, including the proposed Delta House Transaction, are subject to substantial risks that could adversely affect our financial condition and results of operations and reduce our ability to make distributions to unitholders.
We may not achieve the expected results of the proposed Delta House Transaction, and any adverse conditions or developments related to the proposed Delta House Transaction may have a negative impact on our operations and financial condition. Further, even if we complete acquisitions such as the proposed Delta House Transaction, actual results may differ from our expectations. Any acquisition, including the proposed Delta House Transaction, involves potential risks, including:

•
we may suffer a decrease in our liquidity and have insufficient working capital and liquidity to adequately fund our ongoing operations to the extent we use a portion of our available cash or borrowing capacity under our credit facility to finance acquisitions or capital contributions;

•
we may incur an increase in our interest expense or financial leverage to levels that are unsustainable over the long term to the extent we incur additional debt to finance acquisitions or capital contributions;

•	we may assume environmental and other liabilities, losses or costs for which we are not indemnified or insured or for which our indemnity or insurance is inadequate;

•	our management’s attention may be diverted from other business concerns;

•	we may suffer the incurrence of other significant charges, such as impairment of gathering and processing assets, goodwill or other intangible assets, asset devaluation or restructuring charges;

•
there may be unforeseen difficulties encountered in operating in new geographic areas or lines of business, including possible difficulties in obtaining permits and other authorizations to conduct regulated activities;

•	we may not be successful in extending current leases and contracts that are material to the business we acquire;

•	we may not be able to operate at expected levels of capacity; and

•
we may not be able to successfully integrate and successfully manage a new line of business or to realize the expected economic benefits of an acquisition, which may have a material adverse effect on our business, financial condition and results of operations (including our distributable cash flow).

If these risks materialize, the acquisition may inhibit our growth, fail to deliver expected benefits and add further unexpected costs. If we consummate the proposed Delta House Transaction or any other future acquisition or growth project, our capitalization and results of operations may change significantly and you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in evaluating future acquisitions or growth projects.
The value of our interests in operations located in the U.S. Gulf of Mexico could be adversely impacted by increased regulation and continuing regulatory uncertainty.

Operations in the U.S. Gulf of Mexico have been subject to an increasingly stringent regulatory environment including government regulations focused on offshore operating requirements, spill cleanup, and enforcement matters. These regulations also implement additional safety and certification requirements applicable to offshore activities in the U.S. Gulf of Mexico. Certain operating assets such as our High Point and our Offshore Texas system, and certain non-operating interests in operations located in the U.S. Gulf of Mexico that we currently hold or may hold in the future, are subject to such increased regulations, including our 66.7% non-operating interest in Main Pass Oil Gathering, LP (“MPOG”) and, following the consummation of the Delta House Transaction, Delta House. As a result, the value of our interests in these operations may be adversely affected by these regulations. Future regulatory requirements could delay activities from these operations and reduce our revenues, resulting in reduced cash flows and profitability.

Severe weather in the U.S. Gulf of Mexico, including named windstorms, could cause significant damage and disruption to our business interests located in that region.

The U.S. Gulf of Mexico experiences hurricanes and other extreme weather conditions on a frequent basis, the frequency of which may increase with climate change. Our High Point System and our Offshore Texas system, and our interests in MPOG and, following the consummation of the Delta House Transaction, Delta House, are susceptible to adverse weather conditions in the U.S. Gulf of Mexico, including hurricanes and other extreme weather conditions. High winds, storm surge, and turbulent seas can cause significant damage and curtail these operations for extended periods during and after such weather conditions, which may result in decreased revenues from our interests in these operations.

Cautionary Statements regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the proposed Delta House Transaction and Delta House. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties, and other assumptions that are difficult to predict and may be beyond the Partnership’s control, including the risk factors described above in this Item 8.01, as well as market conditions and factors described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 10, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, filed on May 11, 2015, and June 30, 2015, filed on August 10, 2015. If events underlying one or more of these risks or uncertainties materialize, or if underlying assumptions regarding the proposed Delta House Transaction prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected, or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s periodic reports filed from time to time with the Securities and Exchange Commission. The statements made in this Current Report on Form 8-K speak only as of the date hereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Purchase and Sale Agreement by and Between Toga Offshore, LLC, as Seller and American Midstream Delta House, LLC, as Buyer, dated August 10, 2015
3.1	Amendment No. 2 to Second Amended and Restated Agreement Limited Liability Company Agreement of American Midstream GP, LLC dated August 7, 2015
99.1	Press Release regarding the proposed Delta House Transaction, dated August 10, 2015

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner
Date: August 12, 2015
	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Purchase and Sale Agreement by and Between Toga Offshore, LLC, as Seller and American Midstream Delta House, LLC, as Buyer, dated August 10, 2015
3.1	Amendment No. 2 to Second Amended and Restated Agreement Limited Liability Company Agreement of American Midstream GP, LLC dated August 7, 2015
99.1	Press Release regarding the proposed Delta House Transaction, dated August 10, 2015

* Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.